UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

Brookline Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 0-23695

Delaware (State or other jurisdiction of incorporation or organization)	04-3402944 (I.R.S. employer identification no.)

160 Washington Street, Brookline, Massachusetts 02447-0469
(Address of principal executive offices, including zip code)

(617) 730-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On January 1, 2012, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of April 19, 2011 (the “Merger Agreement”) between Brookline Bancorp, Inc. (“Brookline”) and Bancorp Rhode Island, Inc. (“BancorpRI”), Brookline completed its acquisition of BancorpRI through the merger of BancorpRI with and into Brookline, with Brookline as the surviving corporation (the “Merger”).  BancorpRI is the holding company for the Bank Rhode Island (“BankRI”).

Pursuant to the Merger Agreement, each share of BancorpRI common stock outstanding at the effective time of the Merger was converted into the right to receive, at the holder’s election, either $48.25 in cash or 4.686 shares of Brookline common stock; provided that, subject to certain adjustments, 2,347,000 shares of BancorpRI common stock (representing approximately 50% of BancorpRI shares outstanding on the date of the Merger Agreement) were converted into the right to receive Brookline common stock and the remaining BancorpRI shares were converted into the right to receive cash.  The total consideration payable by Brookline is approximately $205.7 million, consisting of (i) approximately $112.9 million in cash and (ii) 10,997,840 shares of Brookline common stock valued at approximately $92.8 million based on the December 30, 2011 closing price of $8.44 per share.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The Merger Agreement contains customary representations and warranties of Brookline and BancorpRI made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Brookline and BancorpRI and are not intended to provide factual, business, or financial information about Brookline or BancorpRI. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Brookline and BancorpRI rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.

A copy of the press release announcing the completion of the Merger and describing the merger consideration to be paid to BancorpRI shareholders is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provided for Merrill W. Sherman and another member of the BancorpRI board of directors as mutually agreed upon by Brookline and BancorpRI to be elected to the Board of Directors of Brookline (the “Board”) contingent upon completion of the Merger.  Pursuant to the Merger Agreement, and effective January 1, 2012, the size of the Board was expanded by two to a total of 13 members and Merrill W. Sherman and Bogden Nowak were appointed to serve as directors of Brookline with terms expiring in 2014.  Mr. Nowak will serve on the Audit Committee of the Board, and Ms. Sherman will serve on the Executive Committee of the Board.

Ms. Sherman and Mr. Nowak will be entitled to receive the same compensation paid to the non-employee directors of Brookline, which currently consists of an annual fee of $50,000.  No additional fees are paid for attending meetings.

In connection with the Merger Agreement, on April 19, 2011, Brookline, BancorpRI, BankRI, and Ms. Sherman entered into a release, consulting and non-competition agreement (the “Consulting Agreement”), which became effective upon the closing of the Merger.  In accordance with the terms of the Consulting Agreement, Ms. Sherman resigned as President and Chief Executive Officer of BancorpRI and BankRI upon completion of the Merger.  Under the Consulting Agreement, Ms. Sherman agreed to provide consulting services to Brookline for a period of one year following the closing of the Merger. Brookline agreed to pay Ms. Sherman a total of $100,000 in consideration of the consulting services, payable in equal monthly installments. The one-year consulting period will cease if Ms. Sherman gives 30 days’ written notice to Brookline or if she dies, and no future consulting fees will be payable after the consulting period terminates.

Also under the Consulting Agreement, Ms. Sherman agreed to be subject to certain non-competition, non-solicitation and non-disparagement provisions. Subject to limited exceptions, Ms. Sherman agreed that for a period of 24 months following the closing of the Merger, she will not engage in, become interested in or become associated with, any commercial or national bank, any savings bank or savings and loan association, any credit union or any holding company or any subsidiary or other affiliate of these entities that has an office located in the State of Rhode Island or the Commonwealth of Massachusetts.  Ms. Sherman also agreed that she will not solicit, induce or hire away any employee of Brookline or any of its subsidiaries from the employment of such entities or solicit any customer of Brookline or any of its subsidiaries to transact business with a competing business, or to reduce or refrain from doing business with Brookline or its subsidiaries or interfere with or damage any relationship between Brookline or its subsidiaries and any such customers. With respect to the non-disparagement provision, Ms. Sherman agreed not to make or cause to be made any statement, or to take any action, which disparages, criticizes, damages the reputation of, or is hostile to, Brookline or its administration, employees, management, officers, shareholders, agents and/or directors.

Brookline agreed to pay Ms. Sherman a total of $650,000 in consideration of the non-competition, non-solicitation and non-disparagement provisions, with $350,000 of such amount paid to Ms. Sherman upon the closing of the Merger and the remaining $300,000 to be paid on the one year anniversary of the closing.

This description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, as amended, which is attached as Exhibits 10.1 and 10.2 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Bancorp Rhode Island, Inc., dated as of April 19, 2011 (incorporated herein by reference to Exhibit 2.1 to Brookline’s Current Report on Form 8-K filed on April 22, 2011).

10.1

Release, Consulting and Noncompetition Agreement by and among Brookline Bancorp, Inc., Bancorp Rhode Island, Inc., Bank Rhode Island and Merrill W. Sherman, dated as of April 19, 2011 and effective as of January 1, 2012 (incorporated herein by reference to Exhibit 10.1 to Bancorp Rhode Island, Inc.’s Current Report on Form 8-K dated April 22, 2011).

10.2	Amendment to Release, Consulting and Noncompetition Agreement by and among Brookline

Bancorp, Inc., Bancorp Rhode Island, Inc., Bank Rhode Island and Merrill W. Sherman, effective as of January 1, 2012.

99.1	Press release of Brookline Bancorp, Inc. dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2012	BROOKLINE BANCORP, INC.

	By:	/S/ MICHAEL MCCURDY
Michael McCurdy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Bancorp Rhode Island, Inc., dated as of April 19, 2011 (incorporated herein by reference to Brookline’s Current Report on Form 8-K filed on April 22, 2011).

10.1

Release, Consulting and Noncompetition Agreement by and among Brookline Bancorp, Inc., Bancorp Rhode Island, Inc., Bank Rhode Island and Merrill W. Sherman, dated as of April 19, 2011 and effective as of January 1, 2012 (incorporated herein by reference to Exhibit 10.1 to Bancorp Rhode Island, Inc.’s Current Report on Form 8-K dated April 22, 2011).

10.2

Amendment to Release, Consulting and Noncompetition Agreement by and among Brookline Bancorp, Inc., Bancorp Rhode Island, Inc., Bank Rhode Island and Merrill W. Sherman, effective as of January 1, 2012.

99.1	Press release of Brookline Bancorp, Inc. dated January 3, 2012.